                                                                    EXHIBIT 2.03

                              EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of March 31, 1998 (the "Effective Date") by and among NETSELECT, INC., a Delaware corporation ("NetSelect"), THE ENTERPRISE OF AMERICA, LTD., a Wisconsin corporation ("Enterprise"), and ROGER SCOMMEGNA, the only shareholder of Enterprise (the "Enterprise Shareholder").

                                   RECITALS

     A. The parties intend that, subject to the terms and conditions of this Agreement, NetSelect will acquire one hundred percent (100%) of the outstanding share capital of Enterprise from the Enterprise Shareholder pursuant to the terms and conditions set forth herein in exchange for cash and shares of NetSelect Common Stock, in a transaction not intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

     B. Upon the effectiveness of the Exchange (as defined below), all the outstanding shares of Enterprise will be transferred to NetSelect in exchange for cash and shares of NetSelect Common Stock, as provided in this Agreement.

     C. The representations and warranties of Enterprise and the Enterprise Shareholder herein are a material inducement to NetSelect to enter into this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth below:

     1.1 "Closing Indebtedness" means, collectively, (i) the indebtedness represented by the Scommegna Obligations as defined in Section 2(c) below, and
(ii) the indebtedness of Enterprise to the Zetley & Cohn Loan Trust, with aggregate principal and accrued interest of such indebtedness collectively aggregating $836,433.68 as of the Closing Date.

     1.2 "Enterprise Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which Enterprise is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

     1.3 "Enterprise Certificates" means the share certificates representing all the Enterprise Shareholder's shares of Enterprise Stock.

     1.4 "Enterprise Net Sales" means net revenues after the Closing Date from the business activities that were conducted by Enterprise as of the Closing Date as described in the business plan delivered by Enterprise to NetSelect before the Closing Date, but not from new lines of business conducted by Enterprise or NetSelect after the Closing Date or other new or additional business activities conceived or engaged in by the Enterprise Shareholder or other persons who were employees of Enterprise before the Closing Date. The foregoing notwithstanding, the term "Enterprise Net Sales" shall include all revenues from the pager operations and print operations (as defined in Exhibit 1.4 attached hereto)
                                               -----------
either conducted by Enterprise prior to the Closing Date or under development by Enterprise prior to the Closing Date; provided, however, that with respect to print operations, only revenues from transactions or sales with gross margins of 20% or more (or from transactions which, although having a gross margin of less than 20%, the Chief Executive Officer of NetSelect expressly approves or directs, or otherwise agrees will be included in the definition of "Enterprise Net Sales") shall count as "Enterprise Net Sales."

     1.5 "Enterprise Stock" means the shares of Enterprise, $1.00 par value per share, comprising the authorized capital of Enterprise, as constituted immediately prior to the Closing, as defined in Section 7.1 below.

     1.6 "Exchange" means, collectively, the exchange of all of the outstanding Enterprise Stock for cash and the Exchange Shares.

     1.7 "Exchange Shares" means the one hundred five thousand (105,000) shares of NetSelect Common Stock that will be issued under this Agreement.

     1.8 "Material Adverse Effect" means any event, change or effect that is (or will with the passage of time be) materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of the Enterprise or NetSelect, as applicable in context.

     1.9 "NetSelect Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which NetSelect is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

     1.10 "NetSelect Common Stock" means the Class A Common Stock, $0.001 par value per share, of NetSelect.

     1.11 "NetSelect Financial Information" means the unaudited, consolidated income statement of NetSelect for the twelve months ending December 31, 1997 and the month ended January 31, 1998, and certain consolidated balance sheet information of NetSelect as of January 31, 1998, to be made available by NetSelect to Enterprise and the Enterprise Shareholder as provided in Section 6.1(a).

     1.12 "Schmidt Receivable Amount" means the amount of indebtedness of Robert Schmidt to Enterprise, which amount is $23,139.63 as of the Closing Date, and the balance of

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

which as of January 31, 1998 is accrued on the balance sheet as of January 31, 1998 included in the Enterprise Financial Statements.

     1.13 "Shareholder Ancillary Agreements" means, collectively, the Investment Representation Letter, the Stock Power, Form W-8 and each other agreement, certificate or document (other than this Agreement) to which the Enterprise Shareholder is to enter into as a party thereto, or is to otherwise execute and deliver pursuant to or in connection with this Agreement.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 shall have the meanings assigned to such terms in this Agreement.

2.   THE EXCHANGE

     (a)  Subject to the terms and conditions of this Agreement, at the
Closing:

          (1) the Enterprise Shareholder shall irrevocably assign and transfer to NetSelect all of his shares of Enterprise Stock, the amount of which is set forth beside his name on Exhibit A hereto, and in exchange therefor NetSelect
                         ---------
shall issue to the Enterprise Shareholder the Exchange Shares; and

          (2) in addition, NetSelect shall pay the Enterprise Shareholder the aggregate sum of $1,445,000 minus the amount of the Closing Indebtedness, and minus the Schmidt Receivable Amount, in cash (or by wire transfer of immediately available funds), and shall execute a note (the "Note") attached hereto as
Exhibit 2(a), which Note shall evidence NetSelect's promise to pay the
------------
Enterprise Shareholder (i) $633,333.33 (without a stated interest rate) each year for three additional years beginning on the first anniversary of the Closing Date, as defined in Section 7.1 below, and continuing on the second and third anniversaries of the Closing Date, subject to the provisions of Section 11 below, and (ii) $300,000 (without a stated interest rate) on the earlier to occur of (i) the closing of NetSelect's initial public offering of its equity securities or (ii) January 1, 1999 (the "Additional Deferred Amount"). The Note shall be secured by certain assets of Enterprise pursuant to a Security Agreement with the Enterprise Shareholder in the form of Exhibit 2(b).
                                                         ------------

     (b) Subject to the terms and conditions of this Agreement, NetSelect shall pay to the Enterprise Shareholder the "Earn-Out," as defined below. The parties acknowledge that NetSelect and the Enterprise Shareholder intend, at the Closing, to enter into an Employment Agreement dated the Closing Date in substantially the form of Exhibit 9.9A attached hereto (the "Scommegna
                          ------------
Employment Agreement"). For each calendar year during the period from the Closing Date through December 31, 2000 (in other words, calendar years 1998, 1999 and 2000), if the Enterprise Shareholder has remained employed as an employee of NetSelect for the entire calendar year (with respect to 1998 from the Closing Date through the end of the calendar year), then subject to Section 11 below, NetSelect shall pay the Enterprise Shareholder, within ninety (90) days after the end of each such calendar year, an amount in cash equal to five percent (5%) of the excess of the dollar amount of Enterprise Net Sales for such year (as reflected in NetSelect's financial statements) over Four Million Dollars ($4,000,000). In no event, however, shall aggregate Earn-Out Payments exceed One Million Dollars ($1,000,000). If the Enterprise Shareholder's employment is terminated by NetSelect during such period in a Termination Without Cause or if the Enterprise Shareholder terminates employment for Good Reason, as defined in Section 6 of the Scommegna Employment Agreement, then the Enterprise Shareholder shall be entitled to receive the Earn-Out payments for each of the three calendar years, at the times and in the amounts that he would have been entitled to if he had remained employed by NetSelect during the entire Earn-Out period; and if the Enterprise Shareholder's employment is terminated during such period in a Termination "For Cause" (as defined in Section 6 of the Scommegna Employment Agreement) by reason of the Enterprise Shareholder's death (other than by suicide) or disability (as defined in Section 6 of the Scommegna Employment Agreement), then the Enterprise Shareholder shall be entitled to receive the Earn-Out payment for the calendar year in which such event occurred (in the case of disability the year in which such disability commenced), but not for subsequent years.

     (c)  Exhibit 2(c) attached hereto sets forth certain obligations owed by
          ------------
Enterprise to Lillian and/or Antonio Scommegna (the "Scommegnas"), including the principal and accrued interest owed with respect to each such obligation as of the Closing, a brief description of the material terms of such notes and/or other obligations, and the instruments pursuant to which such obligations were created (the "Scommegna Obligations"). Before the Closing, Enterprise shall deliver to NetSelect copies of all instruments reflecting the Scommegna Obligations.

     (d) At or immediately after the Closing, NetSelect shall infuse such funds as are reasonably necessary to cause Enterprise to pay, or NetSelect shall on Enterprise's behalf pay the Closing Indebtedness (by wire transfer of immediately available funds to an account specified by the person entitled to receive such funds).

     2.1  Exchange of Shares.  At the Closing, all of the shares of Enterprise
          ------------------
Stock that are issued and outstanding immediately prior to the Closing will be exchanged for the Exchange Shares and other consideration payable under this Agreement. Subject to surrender and delivery to NetSelect by the Enterprise Shareholder of the applicable Enterprise Certificates at the Closing and an accompanying Stock Power (in a form approved by counsel to NetSelect and NetSelect's transfer agent) and Form W-8, the Enterprise Shareholder shall receive a stock certificate for the Exchange Shares at the Closing.

     2.2  Adjustments for Capital Changes.  Notwithstanding the provisions of
          -------------------------------
Section 2.1 above, if at any time after the Effective Date and prior to the Closing, NetSelect recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares into a greater number of shares, or a combination (or reverse stock split) of any of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares of NetSelect Common Stock (each event, a "Capital Change"), then the number of shares of NetSelect Common Stock for which shares of Enterprise Stock are to be exchanged in the Exchange shall be appropriately, equitably and proportionately adjusted so as to maintain the proportionate interests of the Enterprise Shareholder contemplated by this Agreement.

     2.3  Further Assurances.  If, at any time after the Closing, NetSelect or
          ------------------
the Enterprise Shareholder are advised by counsel that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Exchange at or after the Closing, then Enterprise or NetSelect (as the case may be) and its officers and directors, and the Enterprise Shareholder, shall execute and deliver such proper deeds, assignments, instruments and assurances and do all other things that NetSelect or the Enterprise Shareholder have been so advised is reasonably necessary or desirable to consummate the Exchange.

     2.4  Securities Laws Issues.  NetSelect shall issue the Exchange Shares
          ----------------------
pursuant to an exemption from registration under Section 4(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"). Concurrently with execution of this Agreement, the Enterprise Shareholder will execute and deliver to NetSelect an Investment Representation Letter in the form of Exhibit 2.4A hereto (the "Investment Representation Letter"), and if
   ------------
immediately after the Closing the Enterprise Shareholder transfers to Cleary (as defined below) 10,000 of the Exchange Shares as described in Section 2.6 below, then Cleary will execute and deliver to NetSelect an investment representation letter in substantially the form of Exhibit 2.4B hereto.
                                    ------------

     2.5  Put Option Agreement. In addition, NetSelect, the Enterprise
          --------------------
Shareholder, and Cleary shall enter into an agreement at Closing in the form of
Exhibit 2.5 providing for the right to "put" the Exchange Shares and shares of
-----------
NetSelect Common Stock that are issued pursuant to the exercise of the stock options to be granted to the Enterprise Shareholder pursuant to the Employment Agreement attached hereto as Exhibit 9.9A.
                             -------------

     2.6  Consent to Transfer of Certain Shares.  NetSelect acknowledges that
          -------------------------------------
the Enterprise Shareholder intends, immediately after the Closing, to transfer 10,000 of the Exchange Shares to Cleary, Gull, Reiland & McDevitt, Inc. and/or certain persons affiliated with such firm (collectively, "Cleary"). Upon receipt of appropriate instruments of transfer from the Enterprise Shareholder and Cleary's agreement in writing to be bound by all of the provisions of this Agreement applicable to such shares and making appropriate investment representations, in form and substance reasonably satisfactory to NetSelect, NetSelect will transfer 10,000 of the Exchange Shares to Cleary.

     2.7  [Reserved]

3.   REPRESENTATIONS AND WARRANTIES OF ENTERPRISE AND THE ENTERPRISE SHAREHOLDER

     Enterprise and the Enterprise Shareholder hereby jointly and severally represent and warrant to NetSelect that, except as set forth in the Enterprise Schedule of Exceptions attached hereto as Exhibit 3 (the "Enterprise Schedule of
                                          ---------
Exceptions"), each of the following representations and statements in this
Section 3 is true and correct. For purposes of this Agreement, phrases such as "the knowledge of Enterprise and the Enterprise Shareholder," "to the best knowledge of Enterprise and the Enterprise Shareholder," or similar phrases shall mean, and shall be limited to, the actual knowledge of Roger Scommegna and Kevin Malloy after having made reasonable investigation and inquiry of the directors, officers or employees of Enterprise who could reasonably be expected to have knowledge of the matters to which the statement relates.

     3.1  Organization and Good Standing.  Enterprise is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Wisconsin. Enterprise has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect.

     3.2  Power, Authorization and Validity.
          ---------------------------------

          3.2.1 Enterprise has the right, power, legal capacity and authority to enter into, execute, deliver and perform its obligations under this Agreement and all Enterprise Ancillary Agreements, and Enterprise has all requisite corporate power and authority to consummate the Exchange. The execution, delivery and performance of this Agreement and each of the Enterprise Ancillary Agreements by Enterprise have been duly and validly approved and authorized by all necessary corporate action on the part of Enterprise's Board of Directors. The Enterprise Shareholder has the right, power, legal capacity and authority to enter into, execute, deliver and perform the Enterprise Shareholder's obligations under this Agreement and all Shareholder Ancillary Agreements and has the requisite power and authority to consummate the Exchange.

          3.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to be made or obtained by Enterprise or the Enterprise Shareholder to enable Enterprise and the Enterprise Shareholder to lawfully enter into, and to perform their respective obligations under, this Agreement, the Enterprise Ancillary Agreements, and/or the Shareholder Ancillary Agreements.

          3.2.3 Except to the extent this Agreement and the Enterprise Ancillary Agreements create obligations of the Enterprise Shareholder and not Enterprise, this Agreement and the Enterprise Ancillary Agreements are, or when executed by Enterprise will be, valid and binding obligations of Enterprise enforceable against Enterprise in accordance with their respective terms.
Except to the extent they create obligations of Enterprise and not the Enterprise Shareholder, this Agreement and the Shareholder Ancillary Agreements are, or when executed by the Enterprise Shareholder will be, valid and binding obligations of the Enterprise Shareholder enforceable against the Enterprise Shareholders in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.2.4 All representations, warranties and other statements made by the Enterprise Shareholder in the Investment Representation Letter executed and delivered to

NetSelect by the Enterprise Shareholder pursuant hereto (a) is now, and at the Closing shall be, true and correct, and (b) shall be deemed to be representations and warranties made pursuant to this Section 3 for all purposes of this Agreement (including but not limited to Section 11 hereof).

     3.3  Capitalization of Enterprise.
          ----------------------------

          3.3.1  Outstanding Stock.  The authorized capital stock of Enterprise
                 -----------------
consists entirely of 9,000 shares of common stock, $1.00 par value per share, of which a total of 100 shares are issued and outstanding, all of which are now owned and held (and all of which at the Closing will be owned and held) only by the Enterprise Shareholder. No other shares of the capital stock of Enterprise are (or will at Closing be) authorized, issued or outstanding. No fractional shares of Enterprise Stock are (or will at Closing be) issued or outstanding. All issued and outstanding shares of Enterprise Stock have been duly authorized and validly issued, are fully paid and nonassessable, except for assessment under the Wisconsin employee compensation statute (Wis. Stat. (S) 180.0622(2)(b)), are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by Enterprise (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, Enterprise's Articles of Incorporation and other charter documents and all agreements to which Enterprise is a party.

          3.3.2  No Options, Warrants or Rights.  There are no options,
                 ------------------------------
warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Enterprise's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Enterprise's capital stock or obligating Enterprise to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and Enterprise has no liability for any dividends accrued but unpaid. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of Enterprise from any record or beneficial holder of shares of the capital stock of Enterprise. No shares of Enterprise Stock are reserved for issuance under any stock purchase, stock option or other benefit plan.

          3.3.3  No Voting Arrangements or Registration Rights.  There are no
                 ---------------------------------------------
voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of Enterprise's outstanding securities. Enterprise is not under any obligation to register under the 1933 Act or otherwise any of its currently outstanding securities or any securities that may be subsequently issued.

     3.4  No Violation of Existing Agreements.  Neither the execution and
          -----------------------------------
delivery of this Agreement or any Enterprise Ancillary Agreement, nor the consummation of the Exchange or any of the other transactions contemplated hereby, nor Enterprise's discussion or negotiation with NetSelect of the Exchange or any other transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the charter documents of Enterprise as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Enterprise or its assets or properties; or (iii) any material instrument, agreement, contract, letter of intent or commitment to which Enterprise is a party or by which Enterprise or its assets or properties are or were bound. The consummation of the Exchange by Enterprise will not require the consent of any third party other than the approval of the Enterprise Shareholder, and no agreement to which Enterprise is a party requires that any other party thereto consent to the Exchange, whether as a condition to the assignment or transfer of such agreement, or otherwise.

     3.5  Litigation.  There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against Enterprise (or to the knowledge of Enterprise and the Enterprise Shareholder, against any officer or director of Enterprise or, to the knowledge of Enterprise and the Enterprise Shareholder, against any employee or agent of Enterprise, in their capacity as such or relating to their employment, services or relationship with Enterprise) before any court, administrative agency or arbitrator that, if determined adversely to Enterprise (or any such officer, director, employee or agent) may reasonably be expected to have a Material Adverse Effect on Enterprise, nor, to the best of Enterprise's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. To the knowledge of Enterprise and the Enterprise Shareholder, there is no basis for any person, firm, corporation or other entity, to assert a claim against Enterprise or NetSelect based upon: (a) Enterprise's entering into this Agreement or consummating the Exchange; (b) any claims of ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any shares of the capital stock of Enterprise; or (c) any rights as the Enterprise Shareholder. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Enterprise.

     3.6  Taxes.  Enterprise has filed all national, state, local and foreign
          -----
tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established what it believes is an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Enterprise is not delinquent in the payment of any tax or in the filing of any tax returns, and to the knowledge of Enterprise and the Enterprise Shareholder no deficiencies for any tax are threatened, claimed, proposed or assessed. Enterprise has not received any notification that any issues have been raised (and are currently pending) by any taxing authority (including but not limited to any franchise, sales or use tax authority) regarding Enterprise and no tax return of Enterprise has ever been audited by any national, state, local or foreign taxing agency or authority. There are no tax liens against any assets of Enterprise. Enterprise is not a "personal holding company" within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the "Code"). Enterprise is not a "U.S. Real Property Holding Company" as defined in the Code.

     For the purposes of this Section, the terms "tax" and "taxes" include all national, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, sales, use, employment, license, payroll (including any taxes or similar payments required to be withheld from payments of salary or other compensatory payments), ad valorem, payroll, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

     3.7  Enterprise Financial Statements.  Enterprise was incorporated in
          -------------------------------
Wisconsin. Enterprise's fiscal year ends on December 31. Enterprise has delivered to NetSelect (i) Enterprise's balance sheet as of December 31, 1996,
(ii) Enterprise's income statements for the years ended December 31, 1996 and 1997, and (iii) Enterprise's balance sheet (the "Balance Sheet") as of December 31, 1997 (the "Balance Sheet Date"), and (iv) Enterprise's balance sheet, and income statement for the month ended January 31, 1998, copies of which are attached as Exhibit 3.7 hereto (all such financial statements of Enterprise are
            -----------
hereinafter collectively referred to as the "Enterprise Financial Statements"). To the knowledge of Enterprise and the Enterprise Shareholder, the Enterprise Financial Statements (a) are in accordance with the books and records of Enterprise and (b) fairly present the financial condition of Enterprise at the dates therein indicated and the results of operations for the periods therein specified. To the knowledge of Enterprise and the Enterprise Shareholder, Enterprise has no material debt, liability or obligation of any nature (whether intercompany or owed to third parties), whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the Balance Sheet, and (ii) those that may have been incurred after the Balance Sheet Date in the ordinary course of Enterprise's business consistent with past practice, and that are not material in amount, either individually or collectively. To the knowledge of Enterprise and the Enterprise Shareholder, (i) all reserves established by Enterprise and set forth in the Balance Sheet are reasonably adequate, and (ii) at the Balance Sheet Date, there were no material loss contingencies (as such term is used in United States Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5. Enterprise has no obligation to any employee, officer or director of Enterprise to reimburse such person for expenses incurred by such person on behalf of Enterprise, except for such unreimbursed obligations as (i) are reflected in the Enterprise balance sheet as of January 31, 1998 which is included in the Enterprise Financial Statements, or (ii) have been incurred after January 31, 1998 in the ordinary course of Enterprise's business consistent with Enterprise's past practices and in immaterial amounts.

     3.8  Title to Properties.  Enterprise has good and marketable title to all
          -------------------
of its assets (including but not limited to those shown on the Balance Sheet), free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances. All machinery, vehicles, equipment and other tangible personal property included in such assets and properties are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Enterprise is a party are fully effective and afford Enterprise peaceful and undisturbed possession of the real or personal property that is the subject of the lease. Enterprise does not own any real property. To the knowledge of Enterprise and the Enterprise Shareholder, Enterprise is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which would have a Material Adverse Effect on Enterprise, nor has Enterprise received any notice of such violation with which it has not complied.

     3.9  Absence of Certain Changes.  Since the Balance Sheet Date, there has
          --------------------------
not been with respect to Enterprise any:

     (a) material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of Enterprise;

     (b)  amendments or changes in the charter documents of Enterprise;

     (c) (i) incurrence, creation or assumption by Enterprise of any mortgage, security interest, pledge, lien or other encumbrance on any of the assets or properties of Enterprise or any material obligation or liability or any indebtedness for borrowed money in excess of Ten Thousand Dollars ($10,000); or
(ii) issuance or sale of, or change with respect to the rights of, any debt or equity securities of Enterprise or any options or other rights to acquire from Enterprise, directly or indirectly, any debt or equity securities of Enterprise;

     (d) payment or discharge of a lien or liability in excess of Ten Thousand Dollars ($10,000) which lien or liability was not either shown on the Balance Sheet or incurred in the ordinary course of business after the Balance Sheet Date;

     (e) purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the assets, properties or goodwill of Enterprise in excess of Ten Thousand Dollars ($10,000) other than in the ordinary course of its business consistent with its past practice;

     (f) damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on Enterprise;

     (g) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Enterprise, any split, combination or recapitalization of the capital stock of Enterprise or any direct or indirect redemption, purchase or other acquisition of the capital stock of Enterprise or any change in any rights, preferences, privileges or restrictions of any outstanding security of Enterprise;

     (h) change or increase in the compensation payable or to become payable to any of the officers, employees, consultants or agents of Enterprise, or any bonus or pension, insurance or other benefit payment or arrangement (including, without limitation, stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees, consultants or agents except in connection with normal salary or performance reviews, pursuant to arrangements of which NetSelect has been informed, or otherwise in the ordinary course of business consistent with Enterprise's past practice, all of which are set forth on the Enterprise Schedule of Exceptions;

     (i) change with respect to the management, supervisory or other key personnel of Enterprise;

     (j) obligation or liability incurred by Enterprise to any of its officers, directors or shareholders except normal compensation and expense allowances payable to officers in the ordinary course of business consistent with Enterprise's past practice;

     (k) making by Enterprise of any loan, advance or capital contribution to, or any investment in, any officer, director or record or beneficial shareholder of Enterprise;

     (l) entering into, amendment of, relinquishment, termination or non-renewal by Enterprise of any contract, lease, transaction, commitment or other right or obligation which by its terms calls for annual payments in excess of Ten Thousand Dollars ($10,000) (a "Section 3.9 Contract") other than in the ordinary course of its business consistent with its past practice or any written or oral indication or assertion by the other party thereto of problems with Enterprise's services or performance under Section 3.9 Contract or such other party's desire to so amend, relinquish, terminate or not renew any Section 3.9 Contracts;

     (m) material change in the manner in which Enterprise extends discounts or credits to customers or otherwise deals with its customers;

     (n) entering into by Enterprise of any transaction, contract or agreement or the conduct of business or operations other than in the ordinary course of its business consistent with its past practices;

     (o) transfer or grant of a right under any Enterprise IP Rights (as defined in Section 3.12 below), other than those transferred or granted in the ordinary course of Enterprise's business consistent with Enterprise's past practice; or

     (p) agreement or arrangement made by Enterprise to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of Enterprise and the Enterprise Shareholder set forth in this Agreement untrue or incorrect.

     3.10  Contracts and Commitments.  To the best of Enterprise's and
           -------------------------
Enterprise Shareholder's knowledge, Exhibit 3.10 sets forth a list of each of
                                    ------------
the following written or oral contracts, agreements, commitments or other instruments to which Enterprise is a party or to which it or any of its assets or properties is bound which calls for or requires payments or the provision of goods or services by any party in excess of Ten Thousand Dollars ($10,000) per year (each a "Material Contract") (For purposes of this Section and Section 3.9, an agreement which provides for an initial payment or obligation less than $10,000, but which provides for possible future payments or obligations, shall be deemed to be in excess of $10,000 if Enterprise or the Enterprise Shareholder reasonably expect that the agreement will involve amounts in excess of $10,000 over the term of the agreement.):

     (a) consulting or similar agreement under which Enterprise provides any advice or services to a customer of Enterprise;

     (b) continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services which is not terminable on ninety (90) days' or less notice without cost or other liability to Enterprise or in which Enterprise has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory;

     (c) contract providing for the acquisition of software by Enterprise, for the development of software for Enterprise, or the license of software to Enterprise, which software is used or incorporated in any products currently distributed by Enterprise or services currently provided by Enterprise or is contemplated to be used or incorporated in any products to be distributed or services to be provided by Enterprise (other than software generally available to the public at a per copy license fee of less than One Thousand Dollars ($1,000));

     (d) joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of Ten Thousand Dollars ($10,000) per annum with any other party;

     (e) contract or commitment for the employment of any officer, employee or consultant of Enterprise or any other type of contract or understanding with any officer, employee or consultant of Enterprise which is not immediately terminable by Enterprise without cost or other liability;

     (f) indenture, mortgage, trust deed, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with United States Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

     (g) lease or other agreement under which Enterprise is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed Ten Thousand Dollars ($10,000) per annum;

     (h) agreement or arrangement for the sale of any assets, properties, services or rights, other than in the ordinary course of business consistent with past practice;

     (i) agreement which restricts Enterprise from engaging in any aspect of its business or competing in any line of business in any geographic area;

     (j) Enterprise IP Rights Agreements (as defined in Section 3.12 below);

     (k) agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Enterprise or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor;

     (l)   contract with or commitment to any labor union; or

     (m) other agreement, contract, commitment or instrument that is material to the business of Enterprise or that involves a commitment by Enterprise in excess of Ten Thousand Dollars ($10,000).

     A copy of each Material Contract, or if such Material Contract is not in writing a written summary of the material terms thereof, which is required by this Section to be listed on Exhibit 3.10 has been delivered to NetSelect.
                             ------------
(Where several Material Contracts that are not in writing contain material terms that do not differ in significant respects from each other, Enterprise may summarize once the material terms of such Material Contracts and then simply identify the various parties to such Material Contracts.) No consent or approval of any third party is required to ensure that, following the Closing, any Material Contract shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the Exchange or by any other transaction called for by this Agreement.


     3.11  No Default. To the best knowledge of Enterprise and the Enterprise
           ----------
Shareholder, Enterprise is not in breach or default of, and has not breached or been in default of, any Material Contract, and Enterprise is not a party to any contract, agreement or arrangement which has had, or is reasonably expected to have, a Material Adverse Effect on Enterprise. To the best knowledge of Enterprise and the Enterprise Shareholder, Enterprise does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     3.12  Intellectual Property.
           ---------------------

           3.12.1 Enterprise owns, or has the irrevocable right to use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted and as presently proposed to be conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Enterprise IP Rights"), and such rights to use, sell or license are sufficient for such conduct of its business. Enterprise is the legal and beneficial owner of all rights, including all copyright and worldwide distribution rights, to those certain computer software programs set forth on Exhibit 3.12, including all object code, source code, configurations,
         ------------
routines and algorithms contained therein with annotations and related documentation, together with all alterations, modifications and reconfigurations thereof in all forms of expression, including but not limited to, the source code, object code, flowcharts, block diagrams, manuals and all other documentation no matter how stored, transmitted, read or utilized and all copyrights, trade secrets, patents, inventions (whether patentable or not), proprietary rights and intellectual property rights associated therewith (collectively the "Software"). The term "Enterprise IP Rights" includes, without limitation, the Software.

           3.12.2 The execution, delivery and performance of this Agreement and the consummation of the Exchange and the other transactions contemplated hereby will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any Enterprise IP Right (the "Enterprise IP Rights Agreements") and will not cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any

Enterprise IP Right or materially impair the right of Enterprise to use, sell, license, provide or otherwise commercially exploit any Enterprise IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on Enterprise). There are no royalties, honoraria, fees or other payments payable by Enterprise to any person by reason of the ownership, use, license, sale, exploitation or disposition of the Enterprise IP Rights.

          3.12.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Enterprise or currently under development by Enterprise has violated or now violates any license or agreement between Enterprise and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of Enterprise and the Enterprise Shareholder, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Enterprise IP Right nor is there any basis for any such claim, nor has Enterprise received any notice asserting that any Enterprise IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion. To the knowledge of Enterprise and the Enterprise Shareholder, no employee or agent of or consultant to Enterprise is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee, agent or consultant to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees or engagement of such agents and consultants does not subject Enterprise to any liability.

          3.12.4 Enterprise has taken reasonable and practicable steps, in accordance with prevailing industry standards, designed to protect, preserve and maintain the secrecy and confidentiality of all material Enterprise IP Rights and all Enterprise's proprietary rights therein; provided, however, that NetSelect acknowledges that Enterprise does not have any registered patents, trademarks or copyrights, and has not filed any patent, trademark or copyright registrations. All officers, employees, agents and consultants of Enterprise having access to proprietary information have executed and delivered to Enterprise an agreement regarding the protection of such proprietary information and the assignment of inventions to Enterprise in the form attached hereto as
Exhibit 3.12.4, which was provided to counsel for NetSelect.  Copies of all such
--------------
agreements, executed by all such persons, have been delivered to NetSelect's counsel.

          3.12.5  Exhibit 3.12 contains a list of all Enterprise IP Rights and
                  ------------
all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Enterprise to secure, perfect or protect its interest in Enterprise IP Rights, including, without limitation, all patents, patent applications, copyrights (whether or not registered), copyright applications, trademarks, service marks and trade names (whether or not registered) and trademark, service mark and trade name applications.

          3.12.6 As used herein, the term "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade dress rights, trade names, service marks, service mark applications, copyrights, copyright applications, mask work rights, mask work registrations, franchises, licenses, inventions, trade secrets, know-how, customer lists, proprietary processes and formulae, software source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     3.13  Compliance with Laws.  To the knowledge of Enterprise and the
           --------------------
Enterprise Shareholder, Enterprise is now and at the Closing Date will be in compliance in all material respects with all applicable national, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to Enterprise or to Enterprise's assets, properties, and business, where failure to be in such compliance would have a Material Adverse Effect on Enterprise. To the knowledge of Enterprise and the Enterprise Shareholder, Enterprise holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with Enterprise's present business, except those where failure to do so would not have a Material Adverse Effect on Enterprise.

     3.14  Certain Transactions and Agreements.  To the knowledge of Enterprise
           -----------------------------------
and the Enterprise Shareholder, (i) none of the officers or directors of Enterprise, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with Enterprise (except with respect to any interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded), (ii) none of said officers, directors, employees or shareholders or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with Enterprise, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to NetSelect, and (iii) none of said officers, directors, employees or shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Enterprise IP Rights or any other Intellectual Property Rights) that is used in or that pertains to the business of Enterprise, except for the normal rights of a shareholder.

     3.15  Employees, ERISA and Other Compliance.
           -------------------------------------

           3.15.1 Enterprise is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters in each of the jurisdictions in which it conducts business. A list of all employees, officers and consultants of Enterprise, their title, date of hire, employer entity and current compensation is set forth on Exhibit 3.15.1, which has been delivered to
                             --------------
NetSelect. Enterprise does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

           3.15.2 Enterprise (i) has not previously been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) does not have any current labor disputes. Enterprise has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a Material Adverse Effect on such labor relations. Neither Enterprise nor the Enterprise Shareholder has any knowledge that any key employee of Enterprise intends to leave the employ of Enterprise.

          3.15.3 Enterprise does not have any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Enterprise has no pension plan which constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan" as defined in
Section 3(37) of ERISA. No Enterprise pension plans are subject to Title IV of ERISA.

          3.15.4  Exhibit 3.15.4 lists each employment, severance or other
                  --------------
similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA (if any) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Enterprise and covers any employee or former employee or consultant or former consultant of Enterprise. Such contracts, plans and arrangements are as described in this
Section 3.15.4 are hereinafter collectively referred to as the "Enterprise Benefit Arrangements." Each Enterprise Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all laws, statutes, orders, rules and regulations that are applicable to such Enterprise Benefit Arrangement. Enterprise has delivered to NetSelect and its counsel, Fenwick & West LLP, a complete and correct copy and summary description of each Enterprise Benefit Arrangement.

          3.15.5 There has been no amendment to, written interpretation or announcement (whether or not written) by Enterprise relating to, or change in employee participation or coverage under, any Enterprise Benefit Arrangement that would increase materially the expense of maintaining such Enterprise Benefit Arrangement above the level of the expense incurred in respect thereof for Enterprise's fiscal year ended December 31, 1997.

          3.15.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Enterprise are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Enterprise and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the Enterprise Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Enterprise, or in a material adverse effect on the business, operations or financial condition of NetSelect as its successor. Enterprise has provided, or shall have provided prior to the Closing, to individuals entitled thereto, all required notices and coverage pursuant to Section 4980B of COBRA, with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material amount payable on account of
Section 4980B of the Code has been incurred with respect to any current or former employees of Enterprise (or their beneficiaries).

           3.15.7 No benefit payable or which may become payable by Enterprise pursuant to any Enterprise Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Enterprise is not a party to any (a) agreement (other than as described in (b) below) with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Enterprise in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of the Exchange or any of the other transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.16  Corporate Documents.  Enterprise has delivered to NetSelect for
           -------------------
examination all documents and information listed in the Enterprise Schedule of Exceptions or other Exhibits called for by this Agreement, including, without limitation, the following: (a) copies of the charter documents as currently in effect of Enterprise; (b) the Minute Book containing all records of all proceedings, consents, actions, minutes, and meetings of Enterprise, including (but not limited to) actions of shareholders, board of directors and any committees thereof; (c) the stock ledger and journal reflecting all stock issuances and transfers of Enterprise; (d) all material permits, orders, and consents issued by any regulatory agency with respect to Enterprise, or any securities of Enterprise, and all applications for such permits, orders, and consents; and (e) all Material Agreements required to be disclosed pursuant to
Section 3.10.

     3.17  No Brokers.  Neither Enterprise nor the Enterprise Shareholder nor
           ----------
any affiliate of Enterprise is obligated for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the Exchange or any other transaction contemplated hereby.

     3.18  Books and Records.  The books, records and accounts of Enterprise (a)
           -----------------
are in all material respects true, complete and correct, (b) are stated in reasonable detail and in all material respects fairly reflect the transactions and dispositions of the assets of Enterprise, and (c) fairly reflect the basis for the Enterprise Financial Statements.

     3.19  Insurance.  Exhibit 3.19 hereto lists all insurance maintained by
           ---------   ------------
Enterprise, including, without limitation, fire and casualty, general liability, business interruption, product liability, errors and omissions, and sprinkler and water damage insurance.

     3.20  Environmental Matters.
           ---------------------

           3.20.1 During the period that Enterprise has leased or owned its respective properties or owned or operated any facilities, to the best knowledge of Enterprise and the Enterprise Shareholder, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities that resulted from any act or omission of Enterprise or any of its employees, agents or invitees. Enterprise has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Enterprise having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) any similar federal, state or local law; or (c) regulations promulgated under any of the above laws or statutes.

           3.20.2 To the best knowledge of Enterprise and the Enterprise Shareholder, none of the properties or facilities of Enterprise is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Enterprise has owned or leased its properties and facilities, neither Enterprise nor, to the best knowledge of Enterprise and the Enterprise Shareholder, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, other than Enterprise's lawful use of standard office supplies customarily used in office environments that contain legally permitted amounts of Hazardous Materials that would have no Material Adverse Effect.

           3.20.3 During the time that Enterprise has owned or leased its properties and facilities, there has been no litigation brought or threatened against Enterprise, or, to the best knowledge of Enterprise and the Enterprise Shareholder, against any lessor or owner of real property leased by Enterprise, or any settlement reached by Enterprise or the Enterprise Shareholder with any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     3.21  Tax Advice.  Enterprise Shareholder has been advised by his own
           ----------
advisers concerning the tax treatment of the Exchange and the other transactions contemplated by this Agreement, and is not relying on NetSelect or any of its agents for any advice concerning such tax consequences.

     3.22  Disclosure.  To the best knowledge of Enterprise and the Enterprise
           ----------
Shareholder, neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Enterprise and/or the Enterprise Shareholder to NetSelect under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

4.   REPRESENTATIONS AND WARRANTIES OF NETSELECT

     NetSelect hereby represents and warrants, that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit 4 (the "NetSelect Schedule of
                                          ---------
Exceptions"), each of the following representations and statements in this
Section 4 is true and correct. For purposes of this Agreement, phrases such as "the knowledge of NetSelect," "to the best knowledge of NetSelect" or similar phrases shall mean, and shall be limited to, the actual knowledge of the Chief Executive Officer of NetSelect after having made reasonable investigation and inquiry of the directors, officers or employees of NetSelect who could reasonably be expected to have knowledge of the matters to which the statement relates.

     4.1  Organization and Good Standing.  NetSelect is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1 NetSelect has the right, power and authority to enter into, execute and perform its obligations under this Agreement and the NetSelect Ancillary Agreements. The execution, delivery and performance of this Agreement and the NetSelect Ancillary Agreements by NetSelect have been duly and validly approved and authorized by NetSelect's Board of Directors.

          4.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable NetSelect to enter into, and to perform its obligations under, this Agreement and the NetSelect Ancillary Agreements except for such filings as may be required to comply with applicable securities laws in connection with the Exchange itself.

          4.2.3 This Agreement and the NetSelect Ancillary Agreements are, or when executed by NetSelect will be, valid and binding obligations of NetSelect, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.3  Capital Structure.
          -----------------

          4.3.1  Stock.  The authorized capital stock of NetSelect consists of
                 -----
35,000,000 shares of Class A Common Stock, $0.001 par value per share, 10,000,000 shares of Class B Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 1,647,059 shares have been designated as Series A Convertible Preferred Stock, 352,941 shares have been designated as Series B Convertible Preferred Stock, 700,000 shares have been designated as Series C Convertible Preferred Stock, and 681,201 shares have been designated as Series D Convertible Preferred Stock (such Preferred Stock referred to as the "NetSelect Preferred Stock"). On the Effective Date, 265,852 shares of Class A Common Stock were issued and outstanding, 116,470 shares of Class B Common Stock were issued and outstanding, and 3,295,575 shares of NetSelect Preferred Stock were issued and outstanding. All outstanding shares of NetSelect Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. NetSelect has provided to the Enterprise Shareholder, and his counsel, copies of (i) NetSelect's Articles of Incorporation, (ii) By-Laws, and (iii) a true and correct list of the shareholders of NetSelect and the number of shares of Common Stock and Preferred Stock held by each such person.

          4.3.2  Options.  Options to purchase a total of 741,588 shares are
                 -------
outstanding, including options granted pursuant to the NetSelect 1996 Stock Option Plan, (the "NetSelect Option Plan").

          4.3.3  No Other Commitments.  Except for (i) the NetSelect stock
                 --------------------
options (whether granted or ungranted) described in Section 4.3.2 above, (ii) the conversion privileges of the NetSelect Preferred Stock, and (iii) the right of first offer provided for in the NetSelect, Inc. Stockholder's Agreement, dated as of November 26, 1996, as amended, as of the Effective Date, there are no options, warrants, convertible or other securities, calls, commitments, conversion privileges or preemptive or other rights or agreements of any character to which NetSelect is a party or by which NetSelect is bound obligating NetSelect to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of NetSelect or securities convertible into or exchangeable for shares of capital stock of NetSelect, or obligating NetSelect to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

          4.3.4  Other Entities.  NetSelect and Infotouch, Inc. are the only
                 --------------
members of NetSelect LLC. NetSelect LLC and the National Association of Realtors are the only beneficial owners of equity securities of RealSelect, Inc.

     4.4  No Violation of  Existing Agreements.  Neither the execution and
          ------------------------------------
delivery of this Agreement or any NetSelect Ancillary Agreement, nor the consummation of the Exchange or any of the other transactions contemplated hereby, nor NetSelect's discussion or negotiation with Enterprise of the Exchange or any other transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the charter documents of NetSelect as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to NetSelect or its assets or properties; or (iii) any material instrument, agreement, contract, letter of intent or commitment to which NetSelect is a party or by which NetSelect or its assets or properties are or were bound. The consummation of the Exchange by NetSelect will not require the consent of any third party pursuant to the terms of any agreement to which NetSelect is a party or by which NetSelect or its assets or properties are bound.

     4.5  Validity of Shares.  The shares of NetSelect Common Stock to be issued
          ------------------
pursuant to the Exchange shall, when issued: (a) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by NetSelect, and (b) be free and clear of any transfer restrictions, liens and encumbrances except for restrictions on transfer under applicable federal securities laws, including Rule 144 promulgated under the 1933 Act and except for restrictions contemplated by this Agreement.

     4.6  Litigation.  There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against NetSelect (or to the knowledge of NetSelect, against any officer, director or employee or agent of NetSelect, in their capacity as such or relating to their employment, services or relationship with NetSelect) before any court, administrative agency or arbitrator that, if determined adversely to NetSelect (or any such officer, director, employee or agent) may reasonably be expected to have a Material Adverse Effect on NetSelect, nor, to NetSelect's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. To NetSelect's knowledge, there is no basis for any person, firm, corporation or other entity, to assert a claim against NetSelect based upon:
(a) NetSelect's entering into this Agreement or consummating the Exchange; or
(b) any claims of ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any material amount of shares of the stock of NetSelect (except pursuant to agreements between such persons and NetSelect or pursuant to the rights of outstanding Preferred Stock of NetSelect). There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against NetSelect.

     4.7  No Default.  To the knowledge of NetSelect, NetSelect is not in breach
          ----------
or default of any agreement to which NetSelect is a party which breach or default is reasonably likely to have a Material Adverse Effect on NetSelect.

     4.8  Absence of Certain Changes.  Since December 31, 1997, there has not
          --------------------------
been with respect to NetSelect any:

     (a) material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of NetSelect;

     (b) damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect on NetSelect;

     (c) transfer of a material intellectual property right of NetSelect, other than those (if any) transferred in the ordinary course of NetSelect's business consistent with NetSelect's past practice;

     (d) amendments or changes in the certificate of incorporation of NetSelect, as amended (including any certificates of designation), except pursuant to the issuance of shares of Series D Preferred Stock of NetSelect in January 1998; or

     (e) agreement or arrangement made by NetSelect to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of NetSelect set forth in this Agreement untrue or incorrect in any material respect.

     4.9   Compliance with Laws.  To the knowledge of NetSelect, NetSelect is
           --------------------
now and at the Closing Date will be in compliance in all material respects with all applicable national, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to NetSelect or to NetSelect's assets, properties, and business, where failure to be in such compliance would have a Material Adverse Effect on NetSelect. To the knowledge of NetSelect, NetSelect holds all permits, licenses and approvals from and has made all filings for third parties, including government agencies and authorities, that are necessary in connection with NetSelect's present business, except where a failure to have such permits, licenses or approvals or failure to make such filings would not have a Material Adverse Effect on NetSelect.

     4.10  Disclosure. To the knowledge of NetSelect, neither this Agreement,
           ----------
its exhibits and schedules, nor any of the certificates or documents to be delivered by NetSelect to Enterprise or the Enterprise Shareholder under this Agreement, taken together, contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which such statements were made, not misleading.

     4.11  NetSelect Financial Information.  The NetSelect Financial Information
           -------------------------------
is unaudited and has not otherwise been reviewed by any independent accountant. The NetSelect Financial Information has been prepared in good faith. However, NetSelect does not represent or warrant that the NetSelect Financial Information has been prepared in accordance with generally accepted accounting principles or that the NetSelect Financial Information is accurate in all material respects; and application of generally accepted accounting principles, or further review of such NetSelect Financial Information and NetSelect's financial records by NetSelect or an independent accountant, may result in differences (some of which could be material) in the information presented in the NetSelect Financial Information. The line item entitled "Cash and Cash Equivalents" in the balance sheet information as of January 31, 1998, accurately sets forth in all material respects NetSelect's cash and cash equivalents as of that date.

     4.12  Shareholder Agreements.  Other than compensatory plans, arrangements
           ----------------------
or agreements, those agreements referenced in connection with the organization and formation of NetSelect, RealSelect, Inc. and NetSelect LLC, those agreements referenced in the closing documents relating to NetSelect's Preferred Stock financings, and those agreements made available by NetSelect for review by the Enterprise Shareholder before the Closing Date, there are no agreements between NetSelect and holders of NetSelect Common Stock ("Holders") that grant such Holders materially superior rights or preferences by virtue of their ownership of shares of NetSelect Common Stock, than the rights and preferences of holders of NetSelect Common Stock generally or that provide materially superior economic rights or relationships among NetSelect and such Holders.

5.   COVENANTS OF ENTERPRISE AND THE ENTERPRISE SHAREHOLDER

     During the period from the Effective Date until the earlier to occur of (i) the Closing, or (ii) the termination of this Agreement in accordance with
Section 10, Enterprise and the Enterprise Shareholder hereby jointly and severally covenant and agree with NetSelect as follows:

     5.1  Advice of Changes.  Enterprise or the Enterprise Shareholder, as the
          -----------------
case may be, will use all reasonable efforts to promptly advise NetSelect in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Enterprise and the Enterprise Shareholder contained in Section 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Enterprise's assets, business, results of operations, financial condition or prospects. Enterprise shall deliver to NetSelect within thirty (30) days after the end of each calendar month ending after the Effective Date and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business consistent with Enterprise's past practice (and in accordance with United States generally accepted accounting principles, except for the absence of footnotes and subject to normal year-end adjustments, none of which are expected to be material in amount), in accordance with Enterprise's books and records and shall fairly present the financial position of Enterprise as of their respective dates and the results of Enterprise's operations for the periods then ended.

     5.2  Maintenance of Business.  Enterprise will uses its best efforts to
          -----------------------
carry on and preserve its business and its relationships with customers, suppliers, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If Enterprise becomes aware of a material deterioration in the relationship with any customer, supplier, key employee, consultant or business partner (including, without limitation, the Enterprise Shareholder or Kevin Malloy), it will promptly bring such information to the attention of NetSelect in writing and, if requested by NetSelect, will exert its best efforts to restore the relationship.

     5.3  Conduct of Business.  Enterprise will continue to conduct its business
          -------------------
and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of NetSelect (which consent shall not be unreasonably withheld):

     (a) borrow or lend any money in excess of Ten Thousand Dollars ($10,000), other than advances to employees for travel and expenses that are incurred in the ordinary course of Enterprise's business consistent with Enterprise's past practice;

     (b) accelerate the payment of account receivables or delay the payment of account payables other than in the ordinary course of business with persons or entities, and in amounts, consistent with prior practice;

     (c) purchase or sell shares or other equity interests in any corporation or other business or enter into any transaction or agreement not in the ordinary course of Enterprise's business consistent with Enterprise's past practice;

     (d) encumber, or permit to be encumbered, its assets with debt in excess of Ten Thousand Dollars ($10,000);

     (e) sell, transfer or dispose of any of its assets except in immaterial amounts and in the ordinary course of Enterprise's business consistent with Enterprise's past practice;

     (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible for an amount in excess of Ten Thousand Dollars ($10,000);

     (g) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed five percent (5%) of such officer's, employee's or consultant's base annual compensation, except pursuant to existing arrangements previously disclosed to and approved in writing by NetSelect) or enter into any new employment or consulting agreement with any such person;

     (h) change any of its accounting methods;

     (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of any of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities, pay or distribute any cash or property to the Enterprise Shareholder or make any other cash payment to the Enterprise Shareholder that is unusual, extraordinary, or not made in the ordinary course of Enterprise's business consistent with Enterprise's past practice;

     (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of Enterprise's business, consistent with Enterprise's past practice, and which are not material in amount or effect;

     (k) guarantee or act as a surety for any obligation of any third party;

     (l) waive or release any material right or claim except in the ordinary course of business, consistent with past practice, or agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to NetSelect for its review prior to filing;

     (m) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock;

     (n) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

     (o) merge, consolidate or reorganize with, or acquire, any entity or enter into any negotiations, discussions or agreement for such purpose;

     (p)  amend its charter documents;

     (q) license any of its technology or Intellectual Property Rights except in the ordinary course of business consistent with past practice;

     (r)  change any insurance coverage or issue any certificates of insurance;

     (s) purchase or otherwise acquire, or sell or otherwise dispose of (i) any shares of NetSelect Common Stock or other NetSelect securities or (ii) any securities whose value is derived from or determined with reference to, in whole or in part, the value of NetSelect stock or other NetSelect securities;

     (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

     5.4  Regulatory Approvals.  Enterprise and the Enterprise Shareholder will
          --------------------
promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which NetSelect may reasonably request, in connection with the consummation by Enterprise and the Enterprise Shareholder of the transactions contemplated by this Agreement. Enterprise, its officers, directors and employees and the Enterprise Shareholder will use their respective best efforts to promptly obtain, and to cooperate with NetSelect to promptly obtain, all such authorizations, approvals and consents.

     5.5  Necessary Consents.  Enterprise, its officers, directors and employees
          ------------------
and the Enterprise Shareholder will use their respective best efforts to promptly obtain such written consents and take such other actions as may be reasonably necessary or appropriate in addition to those set forth in Section
5.4 to allow the consummation of the transactions contemplated hereby and to allow NetSelect to carry on Enterprise's business after the Closing.

     5.6  Litigation.  Enterprise will notify NetSelect in writing promptly
          ----------
after learning of any action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against it or any of its directors, officers, employees or consultant in their capacity as such.

     5.7  No Other Negotiations.  From the Effective Date until the earlier of
          ---------------------
the termination of this Agreement in accordance with Section 10 or the consummation of the

Exchange, Enterprise, its officers, directors and employees and the Enterprise Shareholder will not, and will not authorize, encourage or permit, any officer, director, employee or affiliate of Enterprise, or any other person, on its or their behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than NetSelect), concerning any agreement or transaction regarding the possible disposition of all or any substantial portion of the business, assets or capital stock of Enterprise by merger, consolidation, reorganization, sale of assets, sale of stock, exchange, tender offer or any other form of business combination ("Alternative Transaction"). Enterprise will promptly notify NetSelect orally and in writing of any such inquiries or proposals. In addition, neither Enterprise, nor the Enterprise Shareholder, shall execute, enter into or become bound by (a) any letter of intent or agreement or commitment between Enterprise and/or the Enterprise Shareholder, on the one hand, and any third party, on the other hand, that is related to an Alternative Transaction or (b) any agreement or commitment between Enterprise and/or the Enterprise Shareholder, on the one hand, and a third party, on the other hand, providing for an Alternative Transaction.

     5.8   Access to Information.  Until the Closing, Enterprise will allow
           ---------------------
NetSelect and its agents reasonable access to the files, books, records and offices of Enterprise, including, without limitation, any and all information relating to Enterprise's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, subject to the terms of the Mutual Nondisclosure Agreement between Enterprise and RealSelect, Inc. dated as of August 20, 1997 (the "Confidentiality Agreement"). Enterprise will cause its accountants to reasonably cooperate with NetSelect and its agents in making available all financial and tax information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements and tax returns, prepared or audited by such accountants.

     5.9   Satisfaction of Conditions Precedent.  Enterprise, and its directors
           ------------------------------------
and officers and the Enterprise Shareholder will use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and Enterprise, its directors and officers, and the Enterprise Shareholder will use their respective best efforts to cause the transactions contemplated by this Agreement to be consummated; and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on Enterprise's part in order to effect the transactions contemplated hereby.

     5.10  Securities Laws.  Enterprise and the Enterprise Shareholder shall
           ---------------
each use all reasonable efforts to assist NetSelect to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Exchange.

     5.11  Termination of Registration and Voting Rights.  All registration
           ---------------------------------------------
rights agreements and voting agreements applicable to or affecting any outstanding shares or other securities of Enterprise (if any) shall be duly terminated and canceled by no later than the Closing.

     5.12  Invention Assignment and Confidentiality Agreements.  Enterprise
           ---------------------------------------------------
shall obtain, before the Closing or within ten (10) days thereafter, from each employee, and consultant providing significant services to Enterprise who has had access to any proprietary software, technology or copyrightable, patentable or other proprietary works or intellectual property owned or developed by Enterprise or other Intellectual Property Rights, or to any other confidential or proprietary information of Enterprise or its clients, an invention assignment and confidentiality agreement in substantially the form of the agreement attached hereto as Exhibit 5.12, duly executed by such employee or consultant
                   ------------
(unless, with respect to consultants, the written agreement between Enterprise and the consultant provides for retention by the consultant of intellectual property rights relating to inventions developed by consultant) and delivered to Enterprise (with Enterprise as a beneficiary of such agreement).

     5.13  Non-Competition and Non-Solicitation and Employment Agreements.  The
           --------------------------------------------------------------
Enterprise Shareholder shall execute and deliver to NetSelect at the Closing the Non-Competition and Non-Solicitation Agreement in the form attached hereto as
Exhibit 9.8 (the "Non-Competition and Non-Solicitation Agreement") and an
-----------
Employment Agreement in the form attached hereto as Exhibit 9.9A (the "Scommegna
                                                    ------------
Employment Agreement"). The Scommegna Employment Agreement shall provide, among other things, that the Enterprise Shareholder will initially have a title of President of Realtor.com. Enterprise shall use its best efforts to cause Kevin Malloy to execute and deliver to NetSelect at the Closing an Employment Agreement (the "Malloy Employment Agreement") in the form attached hereto as
Exhibit 9.9B.
------------

     5.14  Closing of Exchange.  Enterprise and the Enterprise Shareholder shall
           -------------------
not refuse to effect the Exchange if, on or before the Closing Date, all of the conditions precedent to their obligations to effect the Exchange under Section 8 hereof have been satisfied, or in their sole discretion, waived by them.

     5.15  Consultants to Become Employees.  Enterprise and its officers shall
           -------------------------------
use all reasonable efforts to cause those persons designated on Exhibit 5.15 to
                                                                ------------
become employees of Enterprise at or prior to the Closing on terms and conditions satisfactory to NetSelect.

     5.16  Insurance.
           ---------

     (a) Enterprise shall, if requested by NetSelect, cause the cancellation of any outstanding life insurance policies on the life of the Enterprise Shareholder; provided, however, that Enterprise may, before or after the Closing, with the consent of NetSelect transfer to the Enterprise Shareholder one or more life insurance policies with the Enterprise Shareholder as the beneficiary. After the Closing, the Enterprise Shareholder shall cooperate with NetSelect and Enterprise if NetSelect desires, at its expense, to acquire additional or other insurance on the life of the Enterprise Shareholder.

     5.17  Certain Indebtedness.  On the date which is the earlier to occur of
           --------------------
(i) the day before the closing of the initial public offering of equity securities by NetSelect or (ii) December 31, 1998, Enterprise will forgive the indebtedness owed by Roger Scommegna to Enterprise, evidenced by the written materials (such as book entries, checks, etc.) delivered by Enterprise and/or the Enterprise Shareholder to NetSelect before the Closing, which is reflected in the

Enterprise Financial Statements, with principal and accrued interest as of the Closing Date equal to $300,000. At the time such indebtedness is forgiven, the amount (reasonably determined by NetSelect) required to be withheld by Enterprise (or other applicable entity) under applicable federal, state and local tax laws and other required withholdings (e.g., social security, Medicare, Medicaid, etc.) with respect to such forgiveness of indebtedness shall be paid by Enterprise Shareholder by means of a reduction in the Additional Deferred Amount. In addition, NetSelect agrees that after the Closing it shall forgive the principal and accrued interest of indebtedness owed by a certain employee of Enterprise, which is identified in the Schedule of Exceptions (Exhibit 3), in
                                                               ---------
the approximate amount of $11,000 (with the precise amount of outstanding principal and accrued interest to be specified in the document delivered by Enterprise to NetSelect), less any required taxes and other withholdings as described in the preceding sentence.

     5.18. Tax Returns.  As soon after the Closing as is practicable, NetSelect
           -----------
shall cause Enterprise to make a closing of the books election under Section 1362(e)(3) of the Code as of the Closing Date. NetSelect and the Enterprise Shareholder shall cooperate in good faith with respect to preparation of Enterprise's federal and state tax returns (which returns shall be reasonably satisfactory to the Enterprise Shareholder) for the short tax year ending on the Closing Date (and any other tax returns filed by Enterprise with respect to periods before the Closing Date), and the costs of preparing such returns (including reasonable fees of NetSelect's auditors) shall be paid by the Enterprise Shareholder, up to a maximum of $7,000. The tax returns filed for periods prior to the Closing Date must be reasonably satisfactory to the Enterprise Shareholder. For purposes of this Section 5.18, the term "tax return" shall include any and all returns and amended returns for "taxes" (as defined in Section 3.6).

6.   NETSELECT COVENANTS

     6.1   Terminating Covenants.  During the period from the Effective Date
           ---------------------
until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, NetSelect covenants and agrees as follows:

     (a)   NetSelect Financial Information.  No later than one business day
           -------------------------------
before the Closing, NetSelect will make available for inspection by Enterprise and the Enterprise Shareholder true and complete copies of the NetSelect Financial Information.

     (b)   Advice of Changes.  NetSelect will use all reasonable efforts to
           -----------------
promptly advise Enterprise in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of NetSelect contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in NetSelect's business, results of operations or financial condition.

     (c)   Regulatory Approvals.  NetSelect will execute and file, or join in
           --------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state or local, which may be reasonably required, in connection with the consummation by NetSelect of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. NetSelect will use its best efforts to obtain all such authorizations, approvals and consents.

     (d)  Satisfaction of Conditions Precedent.  NetSelect will use its best
          ------------------------------------
efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and NetSelect will use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     (e)  Securities Laws.  NetSelect shall take such steps as may be necessary
          ---------------
to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Exchange, with the cooperation and assistance of Enterprise and the Enterprise Shareholder.

     6.2  Continuing Covenants.
          --------------------

     (a)  Financial Data.  During the period that the Enterprise Shareholder is
          --------------
employed pursuant to the Scommegna Employment Agreement, NetSelect covenants and agrees to provide the Enterprise Shareholder with the same financial data of NetSelect that is provided to executive officers of NetSelect, with the exception of data provided to the Chief Executive Officer that is not provided to other executive officers.

     (b)  Continued Operations in Milwaukee.  As long as the Enterprise
          ---------------------------------
Shareholder is employed by Enterprise, NetSelect or RealSelect, Inc. pursuant to the Scommegna Employment Agreement, NetSelect will cause Enterprise (and/or successors to the business operations of Enterprise) to continue to maintain its principal business office in Milwaukee, Wisconsin for at least four (4) years from the Closing Date.

     (c)  Office Space and Resources for the Enterprise Shareholder.  As long as
          ---------------------------------------------------------
the Enterprise Shareholder is an employee of Enterprise, NetSelect or RealSelect, Inc. pursuant to the Scommegna Employment Agreement, NetSelect will cause Enterprise (and/or successors to the business operations of Enterprise) to provide the Enterprise Shareholder appropriate office space and resources to perform his duties.

     (d)  Employee Benefits.  As soon as practicable after the Effective Date,
          -----------------
NetSelect and Enterprise shall confer and work in good faith to agree upon a plan under which Enterprise employees will be covered either by (a) NetSelect's employee benefits plans or (b) Enterprise's employee benefit plans, with such decision to be made no later than six (6) months following the Closing, in a manner that results in minimal disruption to the continuing operations of Enterprise, and minimal cost to NetSelect.

     6.3  Advice of Changes. NetSelect shall use all reasonable efforts to
          -----------------
promptly advise Enterprise and the Enterprise Shareholder in writing (a) of any event occurring after the Effective Date and before the Closing or termination of this Agreement that would render any representation or warranty of NetSelect contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any event that NetSelect believes will have a Material Adverse Effect on NetSelect.

     6.4  Satisfaction of Conditions Precedent. NetSelect, and its officers, and
          ------------------------------------
directors will use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent to NetSelect's obligation to consummate the transactions contemplated hereby which are set forth in Section 8, and NetSelect, its officers and directors, will use their respective reasonable best efforts to cause the transactions contemplated by this agreement to be consummated.

7.   CLOSING MATTERS

     7.1  The Closing.  Subject to termination of this Agreement as provided in
          -----------
Section 10 below, the closing of the transactions for consummation of the Exchange (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 on March 31, 1998 (with such closing to be effective as of the close of business on such day) or on such other date on or before the Termination Date (as defined in Section 10.1.2) as NetSelect and Enterprise may mutually agree upon in writing after which the satisfaction or waiver of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement (the "Closing Date").

     7.2  Exchanges at the Closing.
          ------------------------

          7.2.1 At the Closing, (a) the Enterprise Certificates shall be exchanged for the Exchange Shares as provided in Section 2 hereof and (b) the Enterprise Shareholder shall be paid the amounts described in Section 2 hereof.

          7.2.2 The Enterprise Shareholder understands and agrees that stop transfer instructions will be given to NetSelect's transfer agent with respect to certificates evidencing the Exchange Shares to assure compliance with the provisions of the Investment Representation Letter and that there will be placed on the certificates evidencing such Exchange Shares legends as specified in the Investment Representation Letter.

          7.2.3 After the Closing there will be no further registration of transfers on the stock transfer books of Enterprise or its transfer agent of the Enterprise Stock that was outstanding immediately prior to the Closing. If, after the Closing, Enterprise Certificates are presented for any reason, they will be canceled.

8.   CONDITIONS TO OBLIGATIONS OF ENTERPRISE AND THE ENTERPRISE SHAREHOLDER

     The obligations of Enterprise and the Enterprise Shareholder to consummate the Exchange are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Enterprise and the Enterprise Shareholder in their sole discretion, but only in a writing signed by Enterprise and the Enterprise Shareholder):

     8.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of NetSelect set forth in Section 4 (as qualified by the NetSelect Schedule of Exceptions, if any) shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and Enterprise shall have received a certificate to such effect executed by NetSelect's Chief Executive Officer or President.

     8.2  Covenants.  NetSelect shall have performed and complied in all
          ---------
material respects with all of its covenants contained in Section 6 on or before the Closing, and Enterprise shall have received a certificate to such effect signed by NetSelect's Chief Executive Officer or President.

     8.3  Compliance with Law; No Legal Restraints.  There shall not be
          ----------------------------------------
outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by Enterprise, its officers or directors or the Enterprise Shareholder), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Exchange or any other transaction contemplated by this Agreement; or (ii) NetSelect's payment for, or acquisition or purchase of, some or all of the shares of Enterprise Stock or any material part of the assets of Enterprise.

     8.4  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Exchange, including but not limited to requirements under applicable U.S. securities and corporations laws.

     8.5  Opinion of NetSelect's Counsel.  Enterprise shall have received from
          ------------------------------
counsel to NetSelect, an opinion substantially in the form of Exhibit 8.5.
                                                              -----------

     8.6  Documents.  NetSelect shall have executed and delivered to Enterprise
          ---------
and/or the Enterprise Shareholder, as applicable, the NetSelect Ancillary Agreements. Enterprise shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Enterprise's legal counsel for Enterprise to lawfully consummate the transactions contemplated hereby.

     8.7  No Litigation.  No litigation or proceeding (other than any litigation
          -------------
or proceeding initiated by Enterprise, any member of its Board of Directors, any employee of Enterprise or the Enterprise Shareholder) shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Exchange or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on NetSelect.

     8.8  No Material Adverse Change.  There shall not have been any Material
          --------------------------
Adverse Effect in the financial condition, properties, assets, liabilities, business, results of operations, operations or prospects of NetSelect, taken as a whole.

     8.9  Instructions to Transfer Agent; Deliveries.  NetSelect shall have made
          ------------------------------------------
the deliveries contemplated by Section 2 hereof.

     8.10 Satisfactory Form of Legal Matters.  The form, scope and substance of
          ----------------------------------
all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Enterprise's counsel.

     8.11 Ancillary Agreements. NetSelect shall have delivered to Enterprise,
          --------------------
the Enterprise Shareholder and Kevin Malloy, as applicable, fully executed copies of each NetSelect Ancillary Agreement (including, without limitation, the Employment Agreements described in Exhibits 9.9A and 9.9B).
                                   -------------     ----

9.   CONDITIONS TO OBLIGATIONS OF NETSELECT

     The obligations of NetSelect hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by NetSelect in its sole discretion, but only in a writing signed by NetSelect):

     9.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Enterprise and the Enterprise Shareholder set forth in Section 3 (as qualified by the Enterprise Schedule of Exceptions) and in the Investment Representation Letter shall each be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and NetSelect shall have received certificates to such effect executed by Enterprise's President and by the Enterprise Shareholder.

     9.2  Covenants.  Enterprise and the Enterprise Shareholder shall have
          ---------
performed and complied in all material respects with all of their respective covenants contained in Section 5 on or before the Closing, and NetSelect shall have received certificates to such effect signed by Enterprise's President and by the Enterprise Shareholder.

     9.3  Compliance with Law; No Legal Restraints.  There shall not be
          ----------------------------------------
outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by NetSelect or its officers or directors), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions, or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Exchange or any other transaction contemplated by this Agreement; (ii) NetSelect's payment for, or acquisition or purchase of, some or all of the shares of Enterprise Stock or any material part of the assets of Enterprise; (iii) the ownership or operation by NetSelect or Enterprise of all or any material portion of the business or assets of Enterprise, including (but not limited to) Enterprise's Intellectual Property Rights; or (iv) NetSelect's ability to exercise full rights of ownership with respect to Enterprise, and its respective assets and shares, including but not limited to restrictions on NetSelect's ability to vote all the shares of Enterprise.

     9.4  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such permits or authorizations from, and there shall have been taken such other action, as may be required to lawfully consummate the Exchange by, any governmental or regulatory authority having jurisdiction over any of the parties and/or the actions herein proposed to be taken, including but not limited to requirements under applicable U.S. and foreign securities and corporate laws.

     9.5  Opinion of Enterprise's Counsel.  NetSelect shall have received from
          -------------------------------
counsels to Enterprise, opinions in substantially the form of Exhibit 9.5.
                                                              -----------

     9.6  Documents and Consents.  Enterprise and the Enterprise Shareholder
          ----------------------
shall have executed and delivered to NetSelect all the Enterprise Ancillary Agreements and all the Shareholder Ancillary Agreements, as applicable. The Enterprise Shareholder shall have delivered to NetSelect Enterprise Certificates representing one hundred percent (100%) of the outstanding shares of Enterprise together with the other deliverables specified in Section 2.1 hereof. NetSelect shall have received (or waived receipt of) duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Enterprise Schedule of Exceptions or reasonably deemed necessary by NetSelect's legal counsel to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Enterprise and the preservation of Enterprise's IP Rights and other assets and properties and for NetSelect to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to NetSelect, except for such thereof (if any) as NetSelect and Enterprise shall have agreed in writing need not be obtained.

     9.7  No Litigation.  No litigation or proceeding shall be threatened or
          -------------
pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Exchange or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on the present or future operations or financial condition of Enterprise or NetSelect or which asserts that Enterprise's or NetSelect's or the Enterprise Shareholder's negotiations regarding this Agreement, NetSelect's or Enterprise's or the Enterprise Shareholder's entering into this Agreement or Enterprise's or NetSelect's or the Enterprise Shareholder's consummation of the Exchange or other transactions contemplated hereby, breaches or violates any law, rule, order or judgment, or any agreement or commitment of Enterprise or the Enterprise Shareholder or constitutes tortious conduct on the part of NetSelect, Enterprise or the Enterprise Shareholder.

     9.8   Non-Competition and Non-Solicitation Agreement.  NetSelect shall have
           ----------------------------------------------
received from the Enterprise Shareholder a fully executed copy of a Non-Competition and Non-Solicitation Agreement in the form of Exhibit 9.8.
                                                          -----------

     9.9   Employment Agreement.  NetSelect shall have received from the
           --------------------
Enterprise Shareholder and Kevin Malloy, a fully executed copy of an Employment Agreement in the forms of Exhibits 9.9A and 9.9B, respectively.
                          ----------------------

     9.10  Appointment of New Directors and Officers.  The directors and
           -----------------------------------------
officers of Enterprise in office immediately prior to the Closing of the Exchange shall have resigned effective as of the Closing, unless otherwise directed by NetSelect.

     9.11  No Material Adverse Effect.  There shall not have been any Material
           --------------------------
Adverse Effect as to Enterprise.

     9.12  Satisfactory Form of Legal and Accounting Matters.  The form, scope
           -------------------------------------------------
and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to NetSelect's counsel and independent public accountants.

     9.13  Closing Indebtedness.  Each person entitled to receive payments of
           --------------------
Closing Indebtedness shall have executed and delivered to NetSelect and Enterprise instruments in form and substance reasonably satisfactory to counsel for Enterprise and NetSelect, evidencing receipt of full payment for the Closing Indebtedness owed to such person.


10.  TERMINATION OF AGREEMENT

     10.1  Prior to or at the Closing.
           --------------------------

           10.1.1 This Agreement may be terminated at any time prior to or at the Closing by the mutual written consent of NetSelect and Enterprise, approved by their respective Boards of Directors.

           10.1.2 This Agreement may be terminated after the Termination Date, as defined below, by NetSelect if the conditions precedent set forth in Section 9 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Enterprise and/or the Enterprise Shareholder on or before 11:59 p.m., Pacific Time on April 15, 1998 (the "Termination Date").

           10.1.3 This Agreement may be terminated after the Termination Date by Enterprise and the Enterprise Shareholder if the conditions precedent set forth in Section 8 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by NetSelect on or before the Termination Date.

           10.1.4 NetSelect may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of Enterprise and/or the Enterprise Shareholder in Section 3 of this Agreement were incorrect, untrue or false in any material respect as of the Effective Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or Enterprise and/or the Enterprise Shareholder have materially breached any of their respective covenants under Section 5 of this Agreement, and Enterprise and/or the Enterprise Shareholder have not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after NetSelect has given Enterprise written notice of its intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date.

           10.1.5 Enterprise and the Enterprise Shareholder may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of NetSelect in Section 4 of this Agreement were incorrect, untrue or false in any material respect as of the Effective Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or NetSelect has materially breached any of its covenants under Section 6 of this Agreement, and NetSelect has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after Enterprise and the Enterprise Shareholder have given NetSelect written notice of their intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date.

     Any termination of this Agreement under this Section 10 will be effective by the delivery of notice of the terminating party to the other party hereto.

     10.2  No Liability for Proper Termination.  Any termination of this
           -----------------------------------
Agreement in accordance with this Section 10 will be without further obligation or liability upon any party in favor of the other party hereto or to its stockholders, directors or officers, other than the obligations provided in the Confidentiality Agreement; provided, however, that nothing herein will limit the
                           --------  -------
obligation of Enterprise, the Enterprise Shareholder and NetSelect for any willful breach hereof or failure to use their best efforts to cause the Exchange to be consummated, as set forth in Sections 5.9 and 6.1(c) hereof, respectively. In the event of the termination of this Agreement pursuant to this Section 10, this Agreement shall thereafter become void and have no effect and each party shall be responsible for its own expenses incurred in connection herewith.

11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

     11.1  Survival of Representations.  All representations, warranties and
           ---------------------------
covenants of (i) Enterprise and the Enterprise Shareholder and (ii) NetSelect, contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of NetSelect, until that date which is the earlier of (iii) the termination of this Agreement or (iv) three (3) years after the Closing Date, except that the representations and warranties of

Enterprise and the Enterprise Shareholder in Section 3.6 of this Agreement shall survive until the expiration of the applicable statute of limitations (including extensions) ("Release Date").

     11.2  Agreement to Indemnify.  (a) Subject to the limitations set forth in
           ----------------------
Section 11.3 below, the Enterprise Shareholder agrees to indemnify and hold harmless NetSelect and its officers, directors, agents, stockholders and employees, and each person, if any, who controls or may control NetSelect within the meaning of the 1933 Act (such persons, together with persons entitled to indemnity under paragraph (b) below, as applicable in context, referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Enterprise and/or the Enterprise Shareholder in this Agreement or in the Enterprise Schedule of Exceptions or in any certificate delivered by or on behalf of Enterprise pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any Damages asserted by an Indemnified Person shall be adjusted to reflect the Tax Benefit to such Indemnified Person resulting from the payment of such amount, and the amount of Damages for purposes of indemnification payments hereunder shall be so adjusted. For these purposes, "Tax Benefit" shall mean the actual reduction in federal and state taxes (as defined in Section 3.6) paid (determined, if the Indemnified Person is a member of a group with NetSelect that reports its taxes on a consolidated basis, on a consolidated basis) which does or will result from the appropriate tax treatment (as reasonably determined by the Indemnified Person) of such payment of the item of Damage as a deduction (whether immediate or through depreciation/amortization or otherwise) or credit and, in the case of any determinable actual future Tax Benefit (i.e., a Tax Benefit which will not be realized for the tax year such indemnification payment is made), such amount shall be discounted to its present value using a discount rate equal to the Prime Rate as published in The Wall Street Journal as of the date of satisfaction of the claim. Any claim of indemnity made by an Indemnified Person under this Section 11.2 must be asserted no later than the Release Date. An Indemnified Person may not make a claim for indemnification pursuant to Section 11 unless, at the time such assertion of a claim is made, the Indemnified Person has a good faith basis for assertion of the claim.

     (b) NetSelect agrees to indemnify and hold harmless the Enterprise Shareholder from and against any and all Damages incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by NetSelect in this Agreement or in the NetSelect Schedule of Exceptions or in any certificate delivered by or on behalf of NetSelect pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any Damages asserted by the Enterprise Shareholder shall be adjusted (as set forth above) to reflect the Tax Benefit (as set forth above) to the Enterprise Shareholder resulting from the payment of such amount, and the amount of Damages for purposes of indemnification payments hereunder shall be so adjusted.

     11.3  Limitation.  (a) Except as provided herein, the Enterprise
           ----------
Shareholder's indemnification liability under Section 11.2 shall be satisfied by, and shall be limited to, withholding and offsetting that portion of the purchase price for the Enterprise Stock as is represented by the cash payments that are payable (but not payments already made) by NetSelect pursuant to this Agreement after the Closing Date evidenced by the Note and the payments pursuant to the Earn-Out pursuant to this Agreement (such payments referred to as the "Payments"), and such amounts shall be the exclusive remedies of NetSelect and the other Indemnified Persons under this Agreement or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section) against the Enterprise Shareholder for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Enterprise or the Enterprise Shareholder in this Agreement or in any certificate, document or instrument delivered by or on behalf of Enterprise pursuant hereto or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section). In no event, however, shall any portion of the Additional Deferred Amount be subject to the provisions of this Section 11 or otherwise available to satisfy the Enterprise Shareholder's indemnification obligations hereunder. If NetSelect has made a payment pursuant to the Note or the Earn-Out, then once such payment is made the amount of such payment shall no longer be considered to be included in the Payments and shall not be available to satisfy the Enterprise Shareholder's indemnity obligations hereunder (subject to the exceptions in the last sentence of this Section). Amounts that are unpaid under the Note because of nonpayment constituting a material breach by NetSelect of provisions of the Note shall not be considered to be amounts available to satisfy the Enterprise Shareholder's indemnification obligations hereunder (subject to the exceptions in the last sentence of this Section). If an Indemnified Person becomes entitled to indemnity under this Section 11 for amounts in excess of the amounts then-represented by amounts remaining to be paid pursuant to the Note, but no amounts are then-owed pursuant to the Earn-Out, then the person obligated to provide indemnity under this Section 11 (an "Indemnitor") shall be obligated to make additional indemnity payments only at such time, if any, as amounts become due and payable pursuant to the Earn-Out, and in such event only to the extent of such Payments (subject to the exceptions in the last sentence of this Section). In addition, the other provisions of
Section 11 notwithstanding, if the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification against the Enterprise Shareholder hereunder exceeds a cumulative aggregate of Fifty Thousand Dollars ($50,000) (the "Basket"), then (i) the Enterprise Shareholder shall be liable to indemnify the Indemnified Persons for only Damages in excess of the Basket and
(ii) NetSelect shall be entitled to withhold, forgo and offset against such amount any of the Payments that would otherwise be owed by NetSelect to the Enterprise Shareholder. The limitations on the indemnification obligations set forth in this Section shall not be applicable to (aa) Misconduct Damages (as
                            ---
defined below), (bb) Damages resulting from breach of the representations and warranties set forth in Section 3.6 of this Agreement and (cc) Damages incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, the representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 3.8. As used herein, "Misconduct Damages" means Damages resulting from fraudulent conduct of Enterprise or the Enterprise Shareholder.

     (b) Except as provided herein, NetSelect shall not have any liability to the Enterprise Shareholder under Section 11.2 of this Agreement in excess of the Payments, and such amounts shall be the exclusive remedies of the Enterprise Shareholder under this Agreement or in any cause of action based thereon (except for Damages resulting from fraudulent conduct of NetSelect) against NetSelect for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by NetSelect in this Agreement or in any certificate, document or instrument delivered by or on behalf of NetSelect pursuant hereto or in any cause of action based thereon (except for Damages resulting from fraudulent conduct of NetSelect). In addition, the other provisions of Section 11 notwithstanding, if the aggregate Damages for which the Enterprise Shareholder seeks or has sought indemnification against NetSelect hereunder exceeds the Basket, then NetSelect shall be liable to indemnify the Enterprise Shareholder for only Damages in excess of the Basket.

     11.4  Notice.  Promptly after an Indemnified Person becomes aware of the
           ------
existence of any claim by an Indemnified Person for indemnity from an Indemnitor based on any action, suit or proceeding commenced by a third party, the Indemnified Person will notify the Indemnitor of such potential claim (in the case of third party claims, such notice shall in any event be given within twenty (20) days of filing or assertion of any claim against the person claiming indemnification, stating the nature and basis of such claim) and will, to the extent that it can reasonably do so without materially impairing its ability to adequately defend and respond to any such claim, permit the Indemnitor the option to assume the defense of such claim. The Indemnified Person will cooperate with the Indemnitor in obtaining copies of any records or other information which is relevant to the defense of such claim. Delay in giving such notice shall not affect any rights or remedies of an Indemnified Person or the Indemnitor hereunder with respect to indemnification for Damages unless such delay renders the Indemnified Person or the Indemnitor unable to defend the claim. If the Indemnitor shall assume the defense of a claim, it shall promptly notify the other parties that it has elected to assume such defense, and shall have the right and obligation (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the indemnified person, (ii) to take all other required steps or proceedings to settle or defend any such claims and (iii) to employ counsel reasonably satisfactory to the Indemnified Person to contest any such claim or liability in the name of the Indemnified Person or otherwise. If and only if the Indemnitor shall not assume the defense of any such claim, the Indemnified Person may defend against any such claim or litigation in such manner as it may deem appropriate and the Indemnified Person may settle such claim or litigation on such terms as it may deem appropriate. In addition to the foregoing, the Indemnified Person shall have the right to participate (at its own expense and with counsel of its choice) in the defense, compromise or settlement of the action, suit, proceeding, claim or demand. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed. So long as the Indemnitor is defending in good faith any such action, suit, proceeding, claim or demand asserted by a third party against the Indemnified Person, the Indemnified Person shall not settle or compromise such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. If the Indemnitor shall fail to promptly and adequately defend any such action, suit, proceeding, claim or demand, or if the Indemnified Person has been advised by counsel that there may be additional or different defenses available to the Indemnified Person or that a conflict of interest may exist between Indemnitor and the Indemnified Person, then the Indemnified Person may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as the Indemnified Person gives Indemnitor at least ten (10) days notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if the Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of any resulting Damages, with the attorney's fees and expenses of counsel to the Indemnified Person to be paid by the Indemnitor.

     11.5  Further Procedures.  (a)  If an Indemnified Person intends to assert
           ------------------
a claim for indemnification, it must first notify the Indemnitor in writing. If the Indemnitor disputes the claim, it shall deliver a notice of dispute within 30 days of the date on which the Indemified Person's notice was delivered, and the dispute ("Dispute") shall be resolved by binding arbitration in Los Angeles, California, under the commercial arbitration rules of the American Arbitration Association ("AAA") (subject to the provisions set forth below) (and, if AAA is unable or unwilling to resolve the Dispute as provided below, then under the auspices of Judicial Arbitration and Mediation Services, Inc.). Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the subject matter thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that could be available in any judicial proceeding instituted to resolve a Dispute. The parties shall use their best efforts to select an arbitrator within 30 days and to resolve the Dispute within 60 days.

           (b) Each party shall select one arbitrator, and the two arbitrators so selected shall appoint the third arbitrator. The parties shall each pay one-half of the costs of the arbitrators. The arbitrators shall be compensated at a rate to be determined by the parties or by AAA, but based upon reasonable hourly or daily consulting rates for the arbitrators in the event the parties are not able to agree upon rates of compensation.

           (c) Enterprise Shareholder and NetSelect will each pay 50% of the initial compensation to be paid to the arbitrators in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings. The parties shall pay their own attorneys' fees and costs.

           (d) For any Dispute submitted to arbitration, the burden of proof will be as it could be if the claim were litigated in a judicial proceeding.

           (e) Upon the conclusion of any arbitration proceedings hereunder, the arbitrators will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

           (f) The arbitrators chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.


12.  INCIDENTAL REGISTRATION RIGHTS

     12.1  Definitions.  For the purposes of this Section 12, the following
           -----------
words shall have the meanings set forth below:

           (a) An "Affiliate" of any Person is any other Person which controls,
                   ---------
is controlled by or is under common control with such Person.

           (b) "Corporation" shall mean NetSelect.
                -----------

           (c) "Person" includes an individual, partnership, trust, corporation,
                ------
limited liability company, joint venture, association, government, government bureau or agency or other entity of whatsoever kind or nature.

           (d) The terms "register," "registered" and "registration" refer to a
                          --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act.

           (e) "Registrable Stock" means (x) the shares of NetSelect Class A
                -----------------
Common Stock issued pursuant to this Agreement or upon exercise of the stock options referenced in the Employment Agreements and held by the Enterprise Shareholder, Kevin Malloy or Cleary; and (y) any shares issued or issuable with respect to the securities identified in clause (x) above by reason of a stock dividend or stock split or in connection with a combination of shares of Class A Common Stock, merger, consolidation or other reorganization. Each share of Registrable Stock shall cease to be Registrable Stock when transferred to any person who is not Affiliated with a holder or transferred pursuant to a registered public offering or pursuant to Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the 1933 Act.

           (f) "Short-Form Registration Statement" means a registration
                ---------------------------------
statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

     12.2  Incidental Registration.
           -----------------------

           (a) If the Corporation at any time proposes to register on a firmly underwritten public offering basis any of its shares of Class A Common Stock to be offered for cash for its own account pursuant thereto (other than a registration requested pursuant to registration rights held by other shareholders), it shall give written notice (the "Corporation's Notice"), at its expense, to all holders of Registrable Stock of its intention to do so at least 15 days prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of such stock, it may request registration thereof in connection with the Corporation's registration by delivering to the Corporation, within ten days after receipt of the Corporation's Notice, written notice of such request (the "Holder's Notice") stating the number of shares of Registrable Stock to be disposed. The Corporation shall use its best efforts to cause all shares of Class A Common Stock specified in the Holder's Notice to be registered under the 1933 Act so as to permit the sale or other disposition by such holder or holders of the shares so registered, subject however, to the limitations set forth in Section 12.3 hereof.

           (b) Notwithstanding anything to the contrary contained in this
Section 12.2, no person (as defined, for these purposes, in Rule 144(a)(2) of the Commission under the 1933 Act) who then beneficially owns one percent (1%) or less of the outstanding shares of the Class A Common Stock (including the Registrable Stock) may request that any of its shares of Registrable Stock be included in any registration statement filed by the Corporation pursuant to this
Section 12.2 unless, in the opinion of counsel for such person, such person's intended disposition of Registrable Stock could not be effected within 90 days of the date of said opinion without registration of such shares under the Securities Act (assuming, for this purpose, that if "current public information" (as defined in Rule 144 (c) of the Commission under the 1933 Act) is available with respect to the Corporation as of the date of such opinion, it will remain so available for such 90-day period).

           Section 12.3  Limitations on Incidental Registration.
                         --------------------------------------

           (a) The Corporation shall have the right to limit the aggregate size of the offering or the number of shares of Registrable Stock to be included therein by stockholders of the Corporation if requested to do so in writing and good faith by the managing underwriter or agent of the offering. Only securities which are to be included in the underwriting may be included in the registration. NetSelect shall deliver a copy of such written request to the Enterprise Shareholder.

           (b) Whenever the number of shares of Registrable Stock which may be registered pursuant to Section 12.2 is limited by the provisions of Section 12.3(a) hereof, the Corporation will include in such registration, (i) first, the securities the Corporation proposes to sell, (ii) second, the shares of Registrable Stock requested to be sold by the holders of Registrable Stock and other shares of NetSelect Common Stock requested to be included in the registration by stockholders of the Corporation who have the contractual right to include all or a portion of their shares in the registration, on a pro rata basis, and (iii) third, any other securities of the Corporation requested to be included in such registration on a pro rata basis; provided, that, if, at level
                                                   --------
(ii) above, any such holder would thus be entitled to include more shares than such holder requested to be registered, the excess will be allocated among the other requesting holders pro rata based upon the number of shares owned by such
                         --- ----
holders of Registrable Stock and other stockholders.

           (c) Notwithstanding anything to the contrary contained in this Section, the Corporation may decide, in its sole and absolute discretion, not to proceed with or to discontinue any registration commenced or proposed to be commenced under Section 12.2 hereof.

     12.4  Registration Procedures.
           -----------------------

           (a) If and when the Corporation is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registrable Stock, the Corporation shall:

               (1) furnish to each holder of shares of Registrable Stock selling shares in the registration (a "Prospective Seller") such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the 1933 Act, and such other documents, as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares of Registrable Stock owned by it;

               (2) if requested by a Prospective Seller, use its best efforts to register or qualify the shares of Registrable Stock covered by such registration statement under the applicable securities or blue sky laws of such jurisdictions as the Prospective Seller reasonably requests and take such other similar actions that the Prospective Seller reasonably requests to qualify the disposition of such Registerable Stock under the laws of such jurisdiction;

               (3) if the registration is underwritten, furnish to each Prospective Seller a copy of a "comfort" letter addressed to the Corporation and the underwriter, if any, of the Prospective Sellers, signed by the independent public accountants who have certified the Corporation's financial statements included in the registration statement; covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in accountants' letters delivered to the underwriters in connection with underwritten public offerings of securities; and

               (4) use its best efforts to cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Corporation are then listed.

           (b) Each Prospective Seller of Registrable Stock shall furnish to the Corporation in writing such information as the Corporation may reasonably require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

           (c) The Prospective Sellers shall not (until further notice) effect sales of the shares of Registrable Stock covered by the registration statement after receipt of telegraphic or written notice from the Corporation to suspend sales to permit the Corporation to correct or update a registration statement or prospectus.

     12.5  Expenses of Registration.  All expenses incurred in effecting any
           ------------------------
registration requested pursuant to Section 12.2 hereof, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Corporation, and expenses of any audits incidental to or required by any each registration ("Registration Expenses") shall be borne by the Corporation; provided that each Prospective Seller shall bear its own legal expenses (if it
--------
retains separate counsel) and all underwriting discounts or brokerage fees or commissions relating to the sale of its Registrable Stock.

     12.6  Indemnification and Contribution.  (a) The Corporation shall
           --------------------------------
indemnify each Stockholder who sells Registrable Stock in a registration ("Selling Stockholder") (and each person, if any, who controls such Selling Stockholder) against all claims, losses, damages, expenses and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to the offering, or any omission (or alleged omission) to state a material fact required to be stated or necessary to make the statements contained in any such document not misleading, or any violation by the Corporation of any rule or regulation promulgated under the 1933 Act applicable to the Corporation, and shall reimburse such Selling Stockholder (and each person, if any, who controls such selling Stockholder) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the
                                                   --------  -------
Corporation shall not be liable to the extent that any claim, loss, damage, expense or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by such Selling Stockholder specifically for use in such document.

          (b) Each Selling Stockholder shall indemnify the Corporation and its officers and directors against all claims, losses, damages, expenses and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to the offering or any omission (or alleged omission) to state a material fact required to be stated or necessary to make the statements contained in any such document not misleading, and shall reimburse the Corporation and its officers and directors for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, expense, liability or action; provided, however, that such
                                                   --------  -------
statement or omission was made in reliance upon and in conformity with information furnished to the Corporation in writing by such Selling Stockholder specifically for use in such document. In no event shall the liability of a Selling Stockholder exceed the net amount received by such Selling Stockholder upon the sale of Registrable Stock pursuant to such registration.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 12, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided,
                                                                 --------
however, that the failure of any indemnified party to give notice as provided
-------
herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 12, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) If the indemnification provided for in this Section 12.6 is held to be unavailable by a court of competent jurisdiction to an indemnified party in respect of any claims, losses, damages, expenses or liabilities referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Corporation, on the one hand, and the Selling Stockholder, on the other hand, in connection with the statements or omissions which resulted in such claims, losses, damages, expenses or liabilities, as well as any other relative equitable considerations. The relative fault of the Corporation, on the one hand, and of such Selling Stockholder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation, on the one hand, or by such Selling Stockholder, on the other hand, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the claims, losses, damages, expenses and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. The Corporation and Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 12.6(c) were determined by pro rata allocation or by any other method of
                           --- ----
allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 12.6(c), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net price at which the shares of Registrable Stock sold by such Selling Stockholder and distributed to the public or offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

13.  MISCELLANEOUS

     13.1  Governing Law; Consent to Jurisdiction.  The laws of the State of
           --------------------------------------
California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Each party to this Agreement hereby consents to exclusive personal jurisdiction and venue of the federal and state courts for Los Angeles, California, and agrees that service of process in any such action may be made in the manner provided in this Agreement for the delivery of notices.

     13.2  Assignment; Binding Upon Successors and Assigns.  Neither party
           -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, except that NetSelect may assign its respective rights and/or obligations to any wholly-owned subsidiary of NetSelect; and except that after the Closing, NetSelect may assign its rights and obligations hereunder without the prior written consent of Enterprise or the Enterprise Shareholder in connection with a merger, consolidation or sale of all or substantially all of NetSelect's assets, provided that the acquiring or surviving corporation agrees to assume all of NetSelect's obligations under this Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     13.3  Severability.  If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

     13.5  Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     13.6  Amendment and Waivers.  Any term or provision of this Agreement may
           ---------------------
be amended prior to the Closing by the written consent of NetSelect, Enterprise and the Enterprise Shareholder, and, after the Closing by NetSelect and the Enterprise Shareholder (or their successors in interest). The observance of any term, condition or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby or for whose benefit such condition was provided. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. In addition, at any time prior to the Closing, the Enterprise Shareholder and each of Enterprise and NetSelect (by action taken by its respective Board of Directors) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions or any other provisions.

     13.7  Expenses.  Each party will bear its respective expenses and legal
           --------
fees incurred with respect to this Agreement, and the transactions contemplated hereby; provided, however, that the Enterprise Shareholder shall pay all of the
        --------  -------
expenses and legal, accounting and other fees incurred by Enterprise with respect to this Agreement and transactions contemplated hereby.

     13.8  Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     13.9  Notices.  All notices and other communications required or permitted
           -------
under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this Section:


           (i) If to NetSelect:

                NetSelect, Inc.
                5655 Lindero Canyon Road, Suite 120
                Westlake Village, CA  91362
                Attention:  Stuart Wolff, Chairman and Chief Executive Officer

           with a copy to:

                Mark Stevens, Esq.
                Fenwick & West LLP
                Two Palo Alto Square, Suite 800
                Palo Alto, CA  94306
                Fax Number:  (415) 494-1417

           (ii) If to Enterprise:

                The Enterprise of America, Ltd.
                823 South 60/th/ Street
                Milwaukee, WI  53214
                Attention:  Roger Scommegna, President

           with a copy to:

                John C. Vitek, Esq.
                Beck, Chaet, Molony & Bamberger, S.C.
                Two Plaza East, Suite 1085
                330 East Kilbourn Avenue
                Milwaukee, WI  53202
                Fax Number:  (414) 273-7786

           with a copy to:

                Craig H. Zetley, Esq.

                   Zetley & Cohn, S.C.
                   324 East Wisconsin Avenue
                   Suite 1400
                   Milwaukee, WI  53202
                   Fax Number:  (414) 272-1435


            (iii)  If to Enterprise Shareholder:

                   Roger Scommegna
                   20740 Lincolnshire Court
                   Brookfield, WI  53005

            with a copy to:

                   John C. Vitek, Esq.
                   Beck, Chaet, Molony & Bamberger, S.C.
                   Two Plaza East, Suite 1085
                   330 East Kilbourn Avenue
                   Milwaukee, WI  53202
                   Fax Number:  (414) 273-7786

            with a copy to:

                   Craig H. Zetley, Esq.
                   Zetley & Cohn, S.C.
                   324 East Wisconsin Avenue
                   Suite 1400
                   Milwaukee, WI  53202
                   Fax Number:  (414) 272-1435

     13.10  Construction of Agreement.  This Agreement has been negotiated by
            -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     13.11  No Joint Venture.  Nothing contained in this Agreement will be
            ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other party and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     13.12  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.13  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner, employee, agent, consultant or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     13.14  Confidentiality.  Enterprise, the Enterprise Shareholder, and
            ---------------
NetSelect each confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that NetSelect will cease to be bound by the Confidentiality Agreement after the Exchange becomes effective). If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     13.15  Entire Agreement.  This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     13.16  Withholding.  All amounts payable to the Enterprise Shareholder
            -----------
hereunder shall be reduced by all federal, state, local and other withholding, employment and similar taxes and payments on such amounts (e.g., if required, social security, Medicare, Medicaid, etc.) that NetSelect determines in good faith are required by applicable law. In connection herewith, the parties acknowledge that payments and deliveries to the Enterprise Shareholder pursuant to Section 2 of this Agreement are intended as consideration in exchange for the transfer of the Enterprise Stock. The parties agree to report the transactions contemplated under this Agreement consistent with that understanding and will not take an inconsistent position in connection therewith in connection with any tax filing or reporting.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NETSELECT, INC.                         THE ENTERPRISE OF AMERICA, LTD.
a Delaware corporation                  a Wisconsin corporation


By: /s/ Stuart Wolff                    By: /s/ Roger Scommegna
   ---------------------------------       ----------------------------------
Stuart Wolff                            Roger Scommegna, President
Chairman and Chief Executive Officer

                                        ENTERPRISE SHAREHOLDER
                                        ROGER SCOMMEGNA

                                        /s/ Roger Scommegna
                                        -------------------------------------
                                        Roger Scommegna, individually



                     [SIGNATURE PAGE TO EXCHANGE AGREEMENT]

                                LIST OF EXHIBITS

Exhibit 1.4     Enterprise Print Business

Exhibit A       Enterprise Shareholder

Exhibit 2(a)    Note

Exhibit 2(b)    Security Agreement

Exhibit 2(c)    Enterprise's Obligations to the Scommegnas

Exhibit 2.4A    Investment Representation Letter (Enterprise Shareholder)

Exhibit 2.4B    Investment Representation Letter (Cleary)

Exhibit 2.5     Put Option Agreement

Exhibit 3       Enterprise Schedule of Exceptions

Exhibit 3.7     Enterprise Financial Statements

Exhibit 3.10    Contracts and Commitments of Enterprise

Exhibit 3.12    Enterprise IP Rights

Exhibit 3.12.4  Enterprise Employee Invention and Proprietary Information
                Agreements

Exhibit 3.15.1  List of Enterprise Employees, Officers and Consultants

Exhibit 3.15.4  Enterprise Benefit Arrangements

Exhibit 3.19    Insurance Policies

Exhibit 4       NetSelect Schedule of Exceptions

Exhibit 5.12    Invention Assignment and Confidentiality Agreement

Exhibit 5.15    Consultants to Become Employees

Exhibit 8.5     Form of Opinion of Fenwick & West LLP

Exhibit 9.5     Form of Opinion of Beck, Chaet, Molony & Bamberger, S.C.

Exhibit 9.8     Non-Competition and Non-Solicitation Agreement

Exhibit 9.9A    Employment Agreement (Enterprise Shareholder)

Exhibit 9.9B    Employment Agreement (Kevin Malloy)